UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2018

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

Effective as of August 13, 2018, Maximilian Scheder-Bieschin retired as the Chief Financial Officer and Secretary of Ekso Bionics Holdings, Inc. (the “Company”). Mr. Scheder-Bieschin will remain an employee of the Company through the end of August. After that, Mr. Scheder-Bieschin will serve as a consultant to the Company until December 31, 2018, pursuant to the terms of a Transition Services Agreement dated May 7, 2018 (the “Transition Agreement”) by and between the Company and Mr. Scheder-Bieschin, and will continue to assist the Company’s new Chief Financial Officer, Mr. Jack Glenn, in the transition process.

Appointment of New Chief Financial Officer

On August 1, 2018, John (Jack) Glenn accepted an offer of employment from the Company to serve as the new Chief Financial Officer of the Company (the “Offer Letter”), effective August 13, 2018 (the “Effective Date”). Mr. Glenn will also serve as the Company’s new Secretary.

Mr. Glenn brings 25 years of financial leadership experience in public and private companies in the life sciences industry. From March 2018 until now, Mr. Glenn has been working as a consultant to biotechnology and medical device companies. In such role, Mr. Glenn has been advising senior management of such companies in respect of financial, accounting and operational matters, including fundraising, development of internal controls and processes and budgeting. From 2016 to 2017, Mr. Glenn served as the Chief Financial Officer of Sonendo Inc., a privately-held, venture-backed company developing technology for dental root canal therapy. In that role, Mr. Glenn worked on strategic initiatives, including corporate development and financing. From 2015 to 2016, Mr. Glenn served as the Chief Financial Officer of Armetheon, Inc., a privately-held biopharmaceutical company. From January 2008 to January 2014, Mr. Glenn served as the Chief Financial Officer of Solta Medical, Inc., where he assisted in the strategic acquisition by Valeant Pharmaceuticals International, Inc. of this then-Nasdaq-listed company that designed, developed, manufactured and marketed energy-based medical device systems for aesthetic applications

Pursuant to his Offer Letter, Mr. Glenn’s annual base salary will be $275,000 and is subject to increase as determined by the Board. Mr. Glenn will also receive a signing bonus of $25,000. In addition, Mr. Glenn will be eligible to receive an annual bonus with a target bonus amount of 40% of his annual base salary, all or a portion of which may, at the discretion of the Board, be based on the achievement of certain operational, financial or other milestones established by the Board. The Company has agreed to grant Mr. Glenn an option to purchase 400,000 shares of its common stock at the fair market value of the Company’s common stock, as determined by the Compensation Committee of the Board on the date the Compensation Committee approves the grant. The option will become exercisable over a 4-year period, with 1/4th of the shares becoming exercisable on the first anniversary of the date of Mr. Glenn’s employment with the Company and with 1/48th of the shares becoming exercisable at the end of each month thereafter. In addition, Mr. Glenn will be eligible to receive an additional option grant in 2019 which will have a grant date fair value that will be no less than the fair value of an option to purchase 100,000 shares granted on the Effective Date.

Mr. Glenn will be entitled to receive perquisites and other fringe benefits that may be provided to, and will be eligible to participate in any other bonus or incentive program established by us, for the Company’s executives. Mr. Glenn and his dependents will also be entitled to participate in any of the Company’s employee benefit plans subject to the same terms and conditions applicable to other employees. Mr. Glenn will be entitled to be reimbursed for all reasonable travel, entertainment and other expenses incurred by him for the purpose of conducting the Company’s business, in accordance with Company policy.

In the event that Mr. Glenn is terminated by the Company without cause prior to the first anniversary of the Effective Date, Mr. Glenn will receive continued payment of his base salary for 6 months as severance. If Mr. Glenn is terminated by the Company without cause on or after the first anniversary of the Effective Date, Mr. Glenn will receive continued payment of his base salary for 9 months as severance. The Company will also pay Mr. Glenn’s COBRA premiums equivalent to the employer contribution cost of his continued participation in the Company’s group health, dental, and vision insurance plan for the duration of the applicable severance period based on the service year in which he was terminated.

If there is a change of control during Mr. Glenn’s employment, and if he is terminated without cause within one-year following that change of control, the Company will provide Mr. Glenn with (a) continued payment of base salary for 9 months; (b) the target bonus amount prorated for the 9 month severance period; (c) continuation of or reimbursement for coverage under the Company’s medical, dental, and vision plans; and (d) acceleration of all unvested equity.

Effective as of August 13, 2013, the Company and Mr. Glenn entered into a definitive employment agreement on substantively the same terms as those provided in his Offer Letter.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Glenn, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

On August 13, 2018, the Company issued a press release announcing the appointment of Mr. Glenn as the Company’s new Chief Financial Officer. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1*	Jack Glenn Offer Letter dated July 24, 2018

	10.2*	Jack Glenn Employment Agreement effective August 13, 2018

	10.3	Maximilian Scheder-Bieschin Transition Service Agreement dated May 7, 2018 (incorporated by reference from Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed August 7, 2018)

	99.1*	Press Release dated August 13, 2018

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Jack Peurach
Name:	Jack Peurach
Title:	President and Chief Executive Officer

Dated: August 13, 2018